                                                                   Exhibit 31.2



                                  CERTIFICATION


I, Robert M. Dennerlein, Chief Financial Officer of Globix Corporation, certify that:

I have reviewed this quarterly report on Form 10-Q/A of Globix Corporation for the period ended March 31, 2002;

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Date:    August 25, 2003
                                                 /s/ Robert M. Dennerlein
                                                 Robert M. Dennerlein
                                                 Title:  Chief Financial Officer